Exhibit 4.4

Number	Shares
7.00% SERIES D CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK	7.00% SERIES D CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK
Ellington Financial Inc.	SEE REVERSE FOR IMPORTANT NOTICE ON
A CORPORATION FORMED UNDER THE LAWS OF THE STATE OF DELAWARE	TRANSFER RESTRICTIONS AND OTHER INFORMATION
CUSIP 28852N 505
ISIN US28852N5059

This Certifies that Cede & Co.

is the record holder of

FULLY PAID AND NON-ASSESSABLE SHARES OF 7.00% SERIES D CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK, $0.001 PAR VALUE PER SHARE, OF

Ellington Financial Inc.

(the “Corporation”) transferable on the books of the Corporation by the holder hereof in person or by its duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the certificate of incorporation of the Corporation and any amendments thereto (the “Charter”) and the Amended and Restated Bylaws of the Corporation and any amendments thereto. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

Dated:

COUNTERSIGNED AND REGISTERED: EQUINITI TRUST COMPANY, LLC, Transfer Agent & Registrar

By:
NAME:
TITLE: SECRETARY
Authorized Signature

NAME:

TITLE:
NAME:
TITLE: CHIEF FINANCIAL OFFICER

IMPORTANT NOTICE

THE CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A SUMMARY OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS, AND THE VARIATIONS IN RIGHTS, PREFERENCES AND LIMITATIONS DETERMINED FOR EACH SERIES, WHICH ARE FIXED BY THE CHARTER AND THE RESOLUTIONS OF THE BOARD OF DIRECTORS OF THE CORPORATION AND THE AUTHORITY OF THE BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES. SUCH REQUEST MAY BE MADE TO THE OFFICE OF THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT. THE BOARD OF DIRECTORS MAY REQUIRE THE OWNER OF A LOST OR DESTROYED STOCK CERTIFICATE, OR SUCH OWNER’S LEGAL REPRESENTATIVES, TO GIVE THE CORPORATION A BOND TO INDEMNIFY IT AND ITS TRANSFER AGENTS AND REGISTRARS AGAINST ANY CLAIM THAT MAY BE MADE AGAINST THEM ON ACCOUNT OF THE ALLEGED LOSS OR DESTRUCTION OF ANY SUCH CERTIFICATE.

THE SHARES OF THE CORPORATION’S 7.00% SERIES D CUMULATIVE PERPETUAL REDEEMABLE PREFERRED STOCK (THE “PREFERRED STOCK”) REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP AND TRANSFER (AS EACH SUCH TERM IS DEFINED IN THE CHARTER) FOR PURPOSES OF THE CORPORATION’S QUALIFICATION AS, OR MAINTENANCE OF ITS STATUS AS, A REAL ESTATE INVESTMENT TRUST (A “REIT”) UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”). SUBJECT TO CERTAIN FURTHER RESTRICTIONS AND EXCEPT AS EXPRESSLY PROVIDED IN THE CHARTER (I) NO PERSON (AS DEFINED IN THE CHARTER) MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF ANY CLASS OR SERIES OF THE CORPORATION’S STOCK (THE “CAPITAL STOCK”) IN EXCESS OF 9.8% (IN VALUE OR NUMBER OF SHARES, WHICHEVER IS MORE RESTRICTIVE) OF THE TOTAL OUTSTANDING SHARES OF SUCH CLASS OR SERIES OF CAPITAL STOCK, UNLESS SUCH PERSON IS AN EXCEPTED HOLDER (AS DEFINED IN THE CHARTER), IN WHICH CASE THE EXCEPTED HOLDER LIMIT (AS DEFINED IN THE CHARTER) SHALL BE APPLICABLE; (II) NO PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK THAT WOULD RESULT IN THE CORPORATION BEING CLOSELY HELD UNDER SECTION 856(H) OF THE CODE OR OTHERWISE CAUSE THE CORPORATION TO FAIL TO QUALIFY AS A REIT; AND (III) ANY TRANSFER OF SHARES OF CAPITAL STOCK THAT, IF EFFECTIVE, WOULD RESULT IN THE CAPITAL STOCK BEING BENEFICIALLY OWNED BY LESS THAN 100 PERSONS (DETERMINED UNDER THE PRINCIPLES OF SECTION 856(A)(5) OF THE CODE) SHALL BE VOID AB INITIO, AND THE INTENDED TRANSFEREE SHALL ACQUIRE NO RIGHTS IN SUCH SHARES OF CAPITAL STOCK. FOR PURPOSES OF SUCH LIMITATIONS, ANY PERSON WHO BENEFICIALLY OWNS OR CONSTRUCTIVELY OWNS, OR ATTEMPTS TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK WHICH CAUSES OR WILL CAUSE A PERSON TO BENEFICIALLY OWN OR CONSTRUCTIVELY OWN SHARES OF CAPITAL STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS MUST IMMEDIATELY NOTIFY THE CORPORATION. IF ANY OF THE RESTRICTIONS PROVIDED IN (I) OR (II) ABOVE ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP OR TRANSFER ARE VIOLATED, THE SHARES OF PREFERRED STOCK IN EXCESS OR IN VIOLATION OF THE ABOVE LIMITATIONS WILL BE AUTOMATICALLY TRANSFERRED TO A TRUST (AS DEFINED IN THE CHARTER) FOR THE BENEFIT OF ONE OR MORE CHARITABLE BENEFICIARIES (AS DEFINED IN THE CHARTER). IN ADDITION, THE BOARD OF DIRECTORS SHALL TAKE SUCH ACTION AS IT DEEMS ADVISABLE TO REFUSE TO GIVE EFFECT TO OR PREVENT SUCH TRANSFER OR OTHER EVENT, INCLUDING, WITHOUT LIMITATION, CAUSING THE CORPORATION TO REDEEM SHARES OF CAPITAL STOCK; PROVIDED, HOWEVER, THAT ANY TRANSFER OR ATTEMPTED TRANSFER OR OTHER EVENT IN VIOLATION OF THE ABOVE RESTRICTIONS ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP AND TRANSFER SHALL AUTOMATICALLY RESULT IN THE ABOVE TRANSFER TO THE TRUST AND, WHERE APPLICABLE, SUCH TRANSFER (OR OTHER EVENT) SHALL BE VOID AB INITIO AS PROVIDED ABOVE IRRESPECTIVE OF ANY ACTION (OR NON-ACTION) BY THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS MAY, PURSUANT TO THE CHARTER, INCREASE OR DECREASE THE PERCENTAGE OF PREFERRED STOCK OR CAPITAL STOCK THAT A PERSON MAY BENEFICIALLY OWN OR CONSTRUCTIVELY OWN.

A COPY OF THE CHARTER, INCLUDING THE ABOVE RESTRICTIONS ON BENEFICIAL OWNERSHIP, CONSTRUCTIVE OWNERSHIP AND TRANSFER, WILL BE FURNISHED TO EACH HOLDER OF CAPITAL STOCK ON REQUEST AND WITHOUT CHARGE. REQUESTS FOR SUCH A COPY MAY BE DIRECTED TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL OFFICE.

KEEP THIS CERTIFICATE IN A SAFE PLACE. IF IT IS LOST, STOLEN OR DESTROYED, THE CORPORATION MAY REQUIRE A BOND OF INDEMNITY AS A CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian

TEN ENT - as tenants by the entireties		(Custodian)	(Minor)
JT TEN - as joint tenants with right of survivorship		under Uniform Gifts to Minors Act of
and not as tenants in common
(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                        hereby sells, assigns and transfers unto

(Please Insert Social Security or other

Identifying Number of Assignee)

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ADDRESSEE

shares of the Preferred Stock represented by this Certificate, and do(es) hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the Corporation, with full power of substitution in the premises.

Dated

X

X
NOTICE: The Signature To This Assignment Must Correspond With The Name As Written Upon The Face Of The Certificate In Every Particular, Without Alteration Or Enlargement Or Any Change Whatsoever.